Exhibit 99.2

SL Green Realty Corp.
Second Quarter 2004
Supplemental Data
June 30, 2004

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s Internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Gregory F. Hughes at greg.hughes@slgreen.com or at 212-594-2700.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2004 that will subsequently be released on Form 10-Q to be filed on or before August 10, 2004.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Joint Venture Statements
Statement of Stockholders’ Equity
Funds From Operations

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Greenhas been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

SECOND QUARTER 2004

UNAUDITED

FINANCIAL RESULTS

Funds From Operations (FFO) before minority interests, for the second quarter 2004 totaled $44.1 million, or $1.04 per share (diluted), a 20% increase compared to the same quarter in 2003 when FFO totaled $33.9 million, or $0.87 per share (diluted).

Net income available for common shareholders for the second quarter 2004 totaled $45.4 million, or $1.13 per share (diluted), an increase of $0.63 per share as compared to the same quarter in 2003 when net income totaled $15.5 million, or $0.49 per share (diluted).

The increase in net income in the second quarter 2004 is primarily due to the $22.0 million ($0.52 per share) gain recognized on the recapitalization of One Park Avenue.

Funds available for distribution (FAD) for the second quarter 2004 increased to $0.72 share per share (diluted) versus $0.60 per share (diluted) in the prior year, a 20% increase.  The increase is primarily due to the $0.17 per share increase in FFO partially off-set by higher tenant improvements and leasing commissions.

The Company’s dividend payout ratio was 48% of FFO and 70% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 20% in the second quarter to $89.4 million, compared to $74.4 million last year.  The $15.0 million growth in revenue resulted from the following items:

•                  $5.8 million in other income, primarily due to the incentive distribution recognized from the recapitalization of One Park Avenue

•                  $5.1 million increase in preferred and investment income

•                  $3.8 million increase from 2003 acquisitions

•                  $1.2 million increase from same-store properties

•                  $0.9 million decrease-other

The Company’s EBITDA increased $15.8 million to $57.4 million; margins before ground rent increased to 82.8% compared to 64.2% for the same period last year.  The following items drove EBITDA improvements:

(1)  Consolidated GAAP NOI (before discontinued operations) increased $8.1 million:

•          $7.2 million increase from the equity in income from unconsolidated joint ventures primarily due to the December 2003 acquisition of 1221 Avenue of the Americas ($7.4 million).  The increase was partially offset by lower affiliate income and reserves.

•          $0.5 million increase in same-store results (see below)

•          $0.4 million increase from 2003 property acquisitions of 461 Fifth Avenue (October 2003) net of reserves.

(2)  $5.1 million increase in investment and preferred income primarily due to the recognition of accelerated origination and exit fees related to the early redemption of several mortgage investments, and an increase in the weighted-average asset balance from $120.0 million to $235.2 million.  The weighted-average yield decreased from 12.4% to 10.2%.

(3)  $3.8 million increase in other income (excluding $2.0 million of service corporation revenue) is due to an One Park Avenue incentive distribution totaling $4.3 million, partially offset by lower lease buy-out income and lower asset management fees.

(4)  $1.7 million decrease from higher MG&A expense.

FFO available to common shareholders improved $10.3 million primarily as a result of:

•                  $15.8 million increase in EBITDA

•                  $2.3 million increase in FFO adjustment from unconsolidated joint ventures primarily due to increased depreciation expense from 1221 Avenue of the Americas

•                  $1.3 million decrease in FFO from discontinued operations

•                  $3.4 million decrease from perpetual preferred stock dividends

•                  $3.0 million decrease from higher interest expense

•                  $0.1 million increase from lower amortization of finance costs

The $3.0 million increase in interest expense was primarily associated with additional debt used to fund new investment activity ($3.0 million) and higher interest costs associated with property-level refinancings ($1.7 million) which were partially offset by reduced loan balances due to previous disposition activity ($0.8 million) and proceeds from the Company’s common and preferred stock offerings and other ($0.9 million).

SAME-STORE RESULTS

Same-store second quarter GAAP NOI increased $0.5 million (2%) to $29.3 million in 2004 due to a $1.1 million increase in rental revenue partially offset by a $0.7 million increase in operating expenses.  Operating margins after ground rent were essentially flat decreasing 0.1% to 51.7%.

The $1.1 million increase in revenue was due to:

•                  $2.1 million increase in rental revenue primarily due to improved leasing at 420 Lexington Avenue and 555 West 57th Street.

•                  $0.5 million decrease in escalation and reimbursement revenue primarily due to real estate tax and utility reimbursements

•                  $0.1 million increase from lower straight-line credit loss reserves

•                  $0.6 million reduction in signage rent and lease buy-out income

The $0.7 million (3%) increase in same-store operating expenses resulted from:

•                  $0.5 million (6%) increase in real estate taxes primarily due to higher property value assessments.

•                  $0.3 million (14%) increase in condominium, management, professional and advertising costs

•                  $0.3 million (4%) increase in repairs, maintenance and payroll costs

•                  $0.4 million (8%) decrease in utility costs

QUARTERLY LEASING HIGHLIGHTS

Vacancy at June 30, 2004 was 574,532 useable square feet net of holdover tenants.  During the quarter, 263,172 additional usable office, retail and storage square feet became available at an average escalated cash rent of $36.97 per rentable square foot.  Space available before holdovers to lease during the quarter totaled 837,704 useable square feet, or 5.4% of the total portfolio.

During the second quarter, 61 leases were signed totaling 220,671 usable square feet.  New cash rents averaged $33.69 per rentable square foot.  Replacement rents were 7% less than rents on previously occupied space, which had fully escalated cash rents averaging $36.06 per rentable square foot.  The average lease term was 8.1 years and average tenant concessions were 1.9 months of free rent with a tenant improvement allowance of $22.15 per rentable square foot.  Including early renewals and excluding holdover tenants, the tenant renewal rate was 50% based on square feet expiring.  34 leases have expired comprising 62,093 useable square feet that are in a holdover status.  This results in 554,940 useable square feet (net of holdovers) remaining available as of June 30, 2004.

The Company signed 12 office leases for 62,013 useable square feet that were for early renewals.  The early renewals for space were not scheduled to become available until after the fourth quarter of 2004.  The Company renewed the current office tenants at an average cash rent of $34.18 per rentable square foot, representing an increase of 23% above the previously fully escalated rents of $27.73.  The average lease term extension on the office early renewals was 9.4 years with a tenant improvement allowance of $12.40 per rentable square foot and 0.6 months of free rent.

REAL ESTATE ACTIVITY

750 Third Avenue and 485 Lexington Avenues

In June 2004, we announced that we had entered into an agreement to acquire two office buildings, comprising 1.7 million square feet, located at 750 Third Avenue (“750 Third”) and 485 Lexington Avenue (“485 Lexington”) for $480.0 million, or $282 million per square foot.  The properties are being acquired from TIAA-CREF, a national financial services company.  The transaction is expected to close in the third quarter of 2004.  The properties will be acquired separately by two SL Green-controlled entities.

750 Third will be purchased by us as a wholly-owned asset for $255.0 million.  The acquisition will initially be funded by proceeds from our unsecured revolving credit facility.  At closing, TIAA-CREF, a AAA-rated company, will enter into an operating lease for the entire building.  At the expiration of such operating lease, in December 2005, the building will be approximately 25% vacant.  The majority of such vacancy will be in the upper tower floors of the property.

485 Lexington will be acquired in a joint venture with The City Investment Fund.  We expect to own approximately 30.0% of the equity interests in the property.  The allocated price for 485 Lexington is $225.0 million.  The joint venture has arranged for a loan facility to fund 75% of the acquisition and anticipated re-tenanting costs of 485 Lexington.  Consistent with our prior joint venture arrangements, we will be the operating partner and day-to-day manager of the venture and will be entitled to management fees, leasing commissions and incentive fees.  At closing, TIAA-CREF will enter into an operating lease for the entire building. Upon expiration of the operating lease in December 2005, it is anticipated that TIAA-CREF will vacate all of the space it occupies in 485 Lexington (approximately 870,000 square feet).

One Park Avenue

In May 2004, Credit Suisse First Boston LLC, through a wholly owned affiliate, acquired a 75% interest in One Park.  The interest was acquired from a joint venture comprised of SITQ and us.  Simultaneous with the closing of the acquisition, the new joint venture completed a refinancing of the property with an affiliate of Credit Suisse First Boston.

Credit Suisse First Boston’s affiliated entity acquired its equity interest for $60.0 million.  The acquisition was based on a total capitalization of approximately $318.5 million, or $344 per square foot.  The $238.5 million 10-year interest only loan bears interest at a fixed rate of 5.8% and replaced the existing $150.0 million floating rate loan, which was scheduled to mature in January 2005.  We received $83.0 million in net proceeds from the recapitalization.  Net proceeds, which were used to pay down our unsecured revolving credit facility, included an incentive fee of approximately $4.3 million earned pursuant to the prior joint venture agreement with SITQ.

We have retained a 16.7% interest in the new venture, which may be increased substantially based upon the financial performance of the property.  We will manage the venture, in addition to continuing our responsibility of leasing and managing the property.

We accounted for the transaction as a sale of interests and recognized a gain on sale of approximately $22 million.  Our initial book basis in the new joint venture will be approximately $4.3 million and it will be accounted for under the equity method.

125 Broad Street

In June 2004, the Company exercised an option to acquire its share of the fee position at 125 Broad Street for approximately $6.0 million.

Structured Finance Activity

As of June 30, 2004, the par value of the Company’s structured finance and preferred equity investments totaled $264.3 million.  The weighted average balance outstanding for the second quarter of 2004 was $235.2 million.  During the second quarter of 2004, the weighted average yield was 10.2%.

During the second quarter of 2004, the Company originated $117.4 million of structured finance investments with an initial yield of approximately 10.1%.  The Company also received redemptions totaling $129.6 million that was yielding 13.2%.

Financing/ Capital Activity

Series D Perpetual Preferred Stock

In April 2004, we priced a public offering of 2,450,000 shares of our 7.875% Series D Cumulative Redeemable Preferred Stock, or Series D preferred stock with a mandatory liquidation preference of $25.00 per share.  Net proceeds from this offering (approximately $59.0 million) were used principally to repay amounts outstanding under our secured and unsecured revolving credit facilities.  The Series D preferred stock receives annual dividends of $1.96875 per share paid on a quarterly basis and dividends are cumulative, subject to certain provisions.  On or after May 27, 2009, we may redeem the Series D preferred stock for cash at our option.  In July 2004, we issued an additional 1,550,000 shares of our Series D preferred stock with net proceeds to us of approximately $37.3 million.  The gross proceeds from these offerings were $100 million.

1515 Broadway Refinance

In June 2004, we refinanced 1515 Broadway with a $425.0 million first mortgage.  The interest only mortgage has an interest rate of 90 basis points over the 30-day LIBOR.  The all-in blended weighted average effective interest rate was 3.84% for the quarter ended June 30, 2004.  The mortgage matures in July 2006 and is subject to three one-year as-of-right renewal options.  This loan replaced the $335 million loan, which bore interest at 190 basis points over LIBOR.

1250 Broadway Refinancing

In July 2004, we refinanced 1250 Broadway with a $115 million first mortgage.  The interest-only mortgage has an interest rate of 120 basis points over the 30-day LIBOR.  The mortgage matures in August 2006 and is subject to three one-

year as-of-right renewal options.  This loan replaced the $85 million loan, which bore interest at 250 basis points over LIBOR.

485 Lexington Avenue Financing

The Company has received a $240 million commitment to finance the acquisition and redevelopment of 485 Lexington Avenue.  The loan, which will bear interest at 200 basis points over the 30-day LIBOR, is for three years and has two one-year extension options.  The loan, which is expected to close during the third quarter, is subject to customary closing conditions.  At closing, the Company is expected to draw approximately $170 million to fund the acquisition.

Other

Dividends

On June 15, 2003, the Company declared a dividend distribution of $0.50 per common share for the second quarter 2004.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.00 per common share.

On June 15, 2003, the Company also declared a dividend on the Company’s Series C preferred stock for the period April 15, 2004 through and including July 14, 2004, of $0.4766 per share, payable July 15, 2004 to shareholders of record on the close of business on June 30, 2004. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On June 15, 2004, the Company also declared a dividend on the Company’s Series D preferred stock for the period May 27, 2004 through and including July 14, 2004, of $0.2625 per share, payable July 15, 2004 to shareholders of record on the close of business on June 30, 2004. The distribution reflects the regular annualized distribution of $1.96875, pro rated for the period during which the Series D preferred stock was outstanding.

Consolidation of Affiliate

In connection with recently enacted accounting pronouncements (FIN 46) the Company has consolidated the results of its previously unconsolidated affiliate.  The consolidation is effective July 1, 2003 and is not retroactive for the three and six months ended December 31, 2003.  The consolidated affiliate revenue totaled $2.0 million and consolidated expenses totaled $1.8 for the three months ended June 30, 2004.

OTHER

Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2003).  The 2004 same-store pool will include the following wholly owned properties:

2004 SAME-STORE

673 First Avenue

470 Park Avenue South

555 West 57th Street

711 Third Avenue

286 Madison Avenue

110 East 42nd Street

1140 Avenue of the Americas

1466 Broadway

440 Ninth Avenue

1372 Broadway

290 Madison Avenue

317 Madison Avenue

420 Lexington Avenue

70 West 36th Street

1414 Avenue of the Americas

292 Madison Avenue

17 Battery Place North

SL Green Realty Corp.

Key Financial Data

June 30, 2004

( Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003

Earnings Per Share
Net income available to common shareholders - diluted	$1.13	$0.40	$0.58	$0.59	$0.49
Funds from operations available to common shareholders - diluted	$1.04	$0.83	$0.89	$0.87	$0.87
Funds available for distribution to common shareholders - diluted	$0.72	$0.56	$0.56	$0.68	$0.60

Common Share Price & Dividends
At the end of the period	$46.80	$47.70	$41.05	$36.11	$34.89
High during period	$48.20	$47.78	$41.05	$37.42	$36.00
Low during period	$40.24	$41.12	$36.12	$34.52	$31.47
Common dividends per share	$0.500	$0.500	$0.500	$0.465	$0.465
FFO Payout Ratio	48.09%	60.03%	56.42%	54.58%	53.29%
FAD Payout Ratio	69.87%	89.68%	89.42%	68.00%	77.59%

Common Shares & Units
Common shares outstanding	38,692	38,551	36,016	35,876	31,173
Units outstanding	2,225	2,225	2,306	2,306	2,306
Total shares and units outstanding	40,917	40,776	38,322	38,182	33,479

Weighted average common shares and units outstanding - basic	38,638	37,978	35,957	31,269	31,082
Weighted average common shares and units outstanding - diluted	42,456	42,010	39,764	39,186	38,819

Market Capitalization
Market value of common equity	$1,914,902	$1,945,017	$1,573,114	$1,378,753	$1,168,094
Liquidation value of preferred equity	218,750	157,500	157,500	—	115,000
Consolidated debt	919,080	1,060,428	1,119,449	792,426	762,530
Consolidated market capitalization	$3,052,732	$3,162,945	$2,850,063	$2,171,179	$2,045,624
SLG portion JV debt	496,542	489,940	473,558	402,635	396,047
Combined market capitalization	$3,549,274	$3,652,885	$3,323,621	$2,573,814	$2,441,671

Consolidated debt to market capitalization	30.11%	33.53%	39.28%	36.50%	37.28%
Combined debt to market capitalization	39.88%	42.44%	47.93%	46.43%	47.45%

Consolidated debt service coverage	4.05	3.68	3.71	3.83	3.61
Consolidated fixed charge coverage	2.78	2.59	2.83	2.66	2.55
Combined fixed charge coverage	2.46	2.49	2.67	2.44	2.36

Portfolio Statistics
Directly owned buildings	20	20	20	19	20
Joint venture buildings	7	7	6	6	6
	27	27	26	25	26

Directly owned square footage	8,170,000	8,170,000	8,170,000	7,970,000	8,225,000
Joint venture square footage	7,274,000	7,274,000	6,902,000	4,635,000	4,635,000
	15,444,000	15,444,000	15,072,000	12,605,000	12,860,000

Quarter end occupancy-portfolio	96.6%	96.3%	95.8%	95.5%	95.5%
Quarter end occupancy- same store	97.0%	96.9%	95.8%	97.5%	97.3%

SL Green Realty Corp.

Key Financial Data

June 30, 2004

( Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003

Selected Balance Sheet Data
Real estate assets before depreciation	$1,370,329	$1,355,880	$1,346,431	$1,273,606	$1,266,476
Investments in unconsolidated joint ventures	$502,658	$600,002	$590,064	$205,821	$216,620
Structured finance investments	$264,296	$276,538	$218,989	$167,954	$125,517

Total Assets	$2,256,614	$2,295,883	$2,261,841	$1,765,147	$1,725,583

Fixed rate & hedged debt	$884,180	$782,428	$783,449	$539,426	$540,352
Variable rate debt	34,900	278,000	336,000	253,000	222,178
Total consolidated debt	$919,080	$1,060,428	$1,119,449	$792,426	$762,530

Total Liabilities	$1,069,335	$1,210,662	$1,256,268	$926,791	$900,433

Fixed rate & hedged debt-including SLG portion JV debt	$1,151,772	$1,010,358	$1,011,507	$767,611	$671,949
Variable rate debt - including SLG portion JV debt	263,850	540,010	581,500	427,450	486,628
Total combined debt	$1,415,622	$1,550,368	$1,593,007	$1,195,061	$1,158,577

Selected Operating Data
Property operating revenues	$73,901	$71,371	$73,073	$73,352	$69,751
Property operating expenses	38,454	39,562	36,821	38,713	33,534
Property operating NOI	$35,447	$31,809	$36,252	$34,639	$36,217

SLG share of Property NOI from JVs	$22,412	$22,174	$12,886	$12,094	$12,334
Structured finance income	$8,562	$13,829	$9,861	$3,860	$3,449
Other income	$6,982	$2,490	$3,668	$4,113	$1,164

Marketing general & administrative expenses	$4,467	$10,903	$8,048	$2,994	$2,804

Consolidated interest	$14,578	$14,830	$12,683	$10,991	$11,817
Combined interest	$19,616	$19,944	$17,366	$15,978	$16,547
Preferred Dividend & Accretion	$3,446	$3,000	$625	$2,224	$2,431

Office Leasing Statistics
Total office leases signed	70	59	62	69	68
Total office square footage leased	341,730	251,144	664,716	275,434	311,388

Average rent psf	$32.43	$30.98	$31.27	$34.55	$30.89
Escalated rents psf	$32.95	$30.22	$30.71	$32.85	$28.58
Percentage of rent over escalated	-1.6%	2.5%	1.8%	5.2%	8.1%
Tenant concession packages psf	$20.34	$26.21	$22.43	$16.49	$20.15
Free rent months	1.4	1.9	1.1	1.1	1.7

COMPARATIVE BALANCE SHEETS

Unaudited

(000’s omitted)

	6/30/2004	6/30/2003	+/-	3/31/2004	+/-	12/31/2003	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	$174,625	$167,793	$6,832	$168,660	$5,965	$168,032	$6,593
Buildings & improvements fee interest	862,527	839,139	23,388	857,278	5,249	849,013	13,514
Buildings & improvements leasehold	320,969	247,336	73,633	317,734	3,235	317,178	3,791
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—
	$1,370,329	$1,266,476	$103,853	$1,355,880	$14,449	$1,346,431	$23,898
Less accumulated depreciation	(175,601)	(136,836)	(38,765)	(165,333)	(10,268)	(156,768)	(18,833)
	$1,194,728	$1,129,640	$65,088	$1,190,547	$4,181	$1,189,663	$5,065
Other Real Estate Investments:
Investment in unconsolidated joint ventures	502,658	216,620	286,038	600,002	(97,344)	590,064	(87,406)
Mortgage loans receivable	239,070	104,185	134,885	191,912	47,158	127,328	111,742
Preferred equity investments	25,226	21,332	3,894	84,626	(59,400)	91,661	(66,435)

			—
Assets held for sale	—	50,088	(50,088)	—	—	—	—
Cash and cash equivalents	65,045	16,810	48,235	22,393	42,652	38,546	26,499
Restricted cash:			—		—
Tenant security	19,029	20,654	(1,625)	22,472	(3,443)	21,584	(2,555)
Escrows & other	22,839	41,181	(18,342)	25,296	(2,457)	37,958	(15,119)
Tenant and other receivables, net of $7,837 reserve at 6/30/04	14,347	10,448	3,899	14,333	14	13,165	1,182
Related party receivables	4,509	3,945	564	3,524	985	6,610	(2,101)
Deferred rents receivable, net of reserve for			—		—		—
tenant credit loss of $7,597 at 6/30/04	66,811	58,834	7,977	64,562	2,249	63,131	3,680
Investment in and advances to affiliates	—	3,133	(3,133)	—	—	—	—
Deferred costs, net	44,831	37,694	7,137	44,379	452	39,277	5,554
Other assets	57,521	11,019	46,502	31,837	25,684	42,854	14,667

Total Assets	$2,256,614	$1,725,583	$531,031	$2,295,883	$(39,269)	$2,261,841	$(5,227)

	6/30/2004	6/30/2003	+/-	3/31/2004	+/-	12/31/2003	+/-
Liabilities and Stockholders’ Equity
Mortgage notes payable	$514,180	$620,530	$(106,350)	$515,018	$(838)	$515,871	$(1,691)
Unsecured & Secured term loans	300,000	100,000	200,000	367,410	(67,410)	367,578	(67,578)
Revolving credit facilities	104,900	42,000	62,900	178,000	(73,100)	236,000	(131,100)
Derivative Instruments-fair value	1,277	12,829	(11,552)	11,518	(10,241)	9,009	(7,732)
Accrued interest payable	4,135	3,158	977	4,788	(653)	3,500	635
Accounts payable and accrued expenses	57,801	44,951	12,850	46,953	10,848	43,835	13,966
Deferred revenue	8,599	6,464	2,135	8,623	(24)	8,526	73
Capitalized lease obligations	16,328	16,012	316	16,247	81	16,168	160
Deferred land lease payable	15,486	14,946	540	15,326	160	15,166	320
Dividend and distributions payable	23,447	17,923	5,524	24,003	(556)	18,647	4,800
Liabilities related to assets held for sale	—	748	(748)	—	—	—	—
Security deposits	23,182	20,872	2,310	22,776	406	21,968	1,214
Total Liabilities	$1,069,335	$900,433	$168,902	$1,210,662	$(141,327)	$1,256,268	$(186,933)

Minority interest (2,225 units outstanding) at 6/30/04	54,240	54,164	76	52,756	1,484	54,791	(551)

8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference	—	111,984	(111,984)	—	—	—	—

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	—	151,981	151,981	—	151,981	(0)
7.875% Series D Perpetual Preferred Shares	58,873	—	58,873	—	58,873	0	58,873
Common stock, $.01 par value 100,000 shares authorized, 38,692 issued and outstanding at 6/30/04	387	311	76	385	2	360	27
Additional paid – in capital	830,821	609,321	221,500	825,842	4,979	728,882	101,939
Deferred compensation plans	(17,051)	(8,608)	(8,443)	(17,642)	591	(8,446)	(8,605)
Accumulated other comprehensive income/(loss)	6,337	(12,702)	19,039	(3,704)	10,041	(961)	7,298
Retained earnings	101,691	70,680	31,011	75,603	26,088	78,966	22,725
Total Stockholders’ Equity	$1,133,039	$659,002	$474,037	$1,032,465	$100,574	$950,782	$182,257

Total Liabilities and Stockholders’ Equity	$2,256,614	$1,725,583	$531,031	$2,295,883	$(39,269)	$2,261,841	$(5,227)

COMPARATIVE STATEMENTS OF OPERATIONS

($000’s omitted)

	Three Months Ended				Three Months Ended		Six Months Ended
	Jun-04	Jun-03	+/-%		Mar-04%		Jun-04	Jun-03
Revenues
Rental revenue, net	61,366	57,021	4,345	8%	60,262	2%	121,628	107,028

Free rent	1,596	1,695	(99)	-6%	1,528	4%	3,124	3,021
Amortization of free rent	(1,177)	(1,165)	(12)	1%	(1,145)	3%	(2,322)	(1,907)
Net free rent	419	530	(111)	-21%	383	9%	802	1,114

Straight-line rent	2,201	2,180	21	1%	1,863	18%	4,064	3,557
FAS 141 Revenue Adjustment	(58)	(55)	(3)	0%	(58)	0%	(116)	(55)
Allowance for S/L tenant credit loss	(451)	(367)	(84)	23%	(939)	-52%	(1,390)	(776)
Escalation and reimbursement revenues	10,372	10,022	350	3%	9,790	6%	20,162	18,200
Signage rent	52	407	(355)	-87%	70	-26%	122	732
Preferred equity investment income	2,138	731	1,407	192%	4,044	-47%	6,182	2,287
Investment income	6,424	2,718	3,706	136%	9,785	-34%	16,209	6,079
Other income	6,982	1,164	5,818	500%	2,490	180%	9,472	2,863
Total Revenues, net	89,445	74,351	15,094	20%	87,690	2%	177,135	141,029

Equity in loss from affiliates	—	(99)	99	-100%	—	0%	—	(196)
Equity in income from unconsolidated joint ventures	10,834	3,651	7,183	197%	10,551	3%	21,385	7,827

Operating expenses	22,249	19,313	2,936	15%	23,355	-5%	45,604	35,998
Ground rent	3,866	3,266	600	18%	3,866	0%	7,732	6,430
Real estate taxes	12,339	10,955	1,384	13%	12,341	0%	24,680	20,584
Marketing, general and administrative	4,467	2,804	1,663	59%	10,903	-59%	15,370	5,990
Total Operating Expenses	42,921	36,338	6,583	18%	50,465	-15%	93,386	69,002

EBITDA	57,358	41,565	15,793	38%	47,776	20%	105,134	79,659

Interest	14,740	11,723	3,017	26%	14,989	-2%	29,729	21,374
FAS 141 Interest Adjustment	(162)	(149)	(13)	0%	(159)	2%	(321)	(149)
Depreciation and amortization	13,318	11,573	1,745	15%	13,048	2%	26,366	22,163

Income Before Minority Interest and Items	29,462	18,418	11,044	60%	19,898	48%	49,360	36,270

Income from Discontinued Operations	—	958	(958)	-100%	—	0%	—	2,691
Gain on sale of Discontinued Operations	—	(300)	300	-100%	—	0%	—	17,524
Equity in net gain on sale of joint venture property	22,012	—	22,012	0%	—	0%	22,012	—
Minority interest - OP	(2,643)	(1,103)	(1,540)	140%	(943)	180%	(3,586)	(2,165)
Net Income	48,831	17,973	30,858	172%	18,955	158%	67,786	54,320

Dividends on convertible preferred shares	—	2,300	(2,300)	-100%	—	0%	—	4,600
Dividends on perpetual preferred shares	3,446	—	3,446	0%	3,000	15%	6,446	—
Preferred stock accretion	—	131	(131)	-100%	—	0%	—	262
Net Income Available For Common Shareholders	45,385	15,542	29,843	192%	15,955	184%	61,340	49,458

Ratios
MG&A to Real Estate Revenue, net	6.04%	4.02%			15.26%		10.57%	4.61%
MG&A to Total Revenue, net	4.99%	3.77%			12.43%		8.68%	4.25%
Operating Expense to Real Estate Revenue, net	30.08%	27.67%			32.70%		31.37%	27.72%
EBITDA to Real Estate Revenue, net	77.55%	59.55%			66.89%		72.31%	61.34%
EBITDA before Ground Rent to Real Estate Revenue, net	82.78%	64.23%			72.30%		77.63%	66.30%

	Three Months Ended				Three Months Ended		Six Months Ended
	Jun-04	Jun-03	+/-%		Mar-04%		Jun-04	Jun-03
Per share data:

Earnings per Share
Net income per share (basic)	1.18	0.50	0.68	136%	0.42	181%	1.60	1.60
Net income per share (diluted)	1.13	0.49	0.64	131%	0.40	183%	1.54	1.51

Taxable Income
Net Income Available For Common Shareholders	45,385	15,542	29,843	192%	15,955	184%	61,340	49,458
Book/Tax Depreciation Adjustment	2,306	2,047	259	13%	2,163	7%	4,469	4,593
Book/Tax Gain Recognition Adjustment	(21,112)	—	(21,112)	0%	—	0%	(21,112)	(12,827)
Book/Tax JV Net equity adjustment	691		691	0%	3,172	-78%	3,863	—
Other Operating Adjustments	(1,394)	(2,455)	1,061	-43%	(2,034)	-31%	(3,428)	(6,555)
C-corp Earnings	66	99	(33)	-33%	339	-81%	405	196
Taxable Income	25,942	15,233	10,709	70%	19,595	32%	45,537	34,865

Dividend per share	0.500	0.465	0.035	8%	0.500	0%	1.00	0.93
Estimated payout of taxable income	76%	110%	-34.00%	-31%	97%	-22%	85%	96%
Basic weighted average common shares	38,638	31,082	7,556	24%	37,978	2%	38,308	30,895
Diluted weighted average common shares and
common share equivalents outstanding	42,456	38,819	3,637	9%	42,010	1%	42,215	38,512

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, and 1412 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS

Balance sheet for unconsolidated joint ventures

Unaudited

(000’s omitted)

	June 30, 2004			June 30, 2003
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	440,996	193,274		216,995	115,709
Buildings & improvements	1,835,709	808,492		909,754	484,605
	2,276,705	1,001,766		1,126,749	600,314
Less accumulated depreciation	(68,651)	(35,186)		(50,549)	(26,466)

Net Real Estate	2,208,054	966,580		1,076,200	573,848
		—
Cash and cash equivalents	75,209	36,034		31,671	16,357
Restricted cash	26,622	13,339		30,346	16,110
Tenant receivables, net of $641 reserve	8,563	3,604		4,778	2,594
Deferred rents receivable, net of reserve for tenant credit loss of $995 at 6/30/04	23,019	11,887		18,407	9,646
Deferred costs, net	15,168	7,883		12,328	6,580
Other assets	20,337	9,382		14,939	8,151

Total Assets	2,376,972	1,048,709		1,188,669	633,286

Mortgage loan payable	1,132,850	496,542	references pages 22 & 25	741,993	395,712
Derivative Instruments-fair value	(38)	(21)		(0)	(0)
Accrued interest payable	3,552	1,500		2,063	1,069
Accounts payable and accrued expenses	56,085	25,819		15,888	8,222
Security deposits	6,903	3,279		5,454	2,749
Contributed Capital (1)	1,177,620	521,590	references page 14	423,271	225,534

Total Liabilities and Equity	2,376,972	1,048,709		1,188,669	633,286

As of June 30, 2004 the Company has seven joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 16.7% interest in 1 Park Avenue reduced from 55% in May 2004, a 55% interest in 1515 Broadway acquired in May 2002, 45% interest in 1221 Avenue of the Americas acquired in December 2003, and 35% interest in 19 W. 44th Street acquired in March 2004.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.  Additional detail is available on page 36.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint ventures reflects our actual contributed capital based on cash activity and may also include our share of deferred gains from partial joint venture sales.

JOINT VENTURE STATEMENTS

Statements of operations for unconsolidated joint ventures

Unaudited

(000’s omitted)

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues
Rental Revenue, net	64,283	30,028		33,108	17,586
Free rent	1,345	699		930	499
Amortization of free rent	(174)	(93)		(284)	(146)
Net free rent	1,171	606		646	353

Straight-line rent	3,357	1,507		1,866	996
FAS 141 Adjustment	488	230		—	—
Allowance for S/L tenant credit loss	(560)	(259)		(265)	(140)
Escalation and reimbursement revenues	12,744	6,119		8,132	4,313
Investment income	90	48		142	76
Other income	345	180		9	5
Total Revenues, net	81,918	38,459		43,638	23,189

Expenses
Operating expenses	19,465	9,221		12,252	6,510
Real estate taxes	14,390	6,826		8,186	4,345
Total Operating Expenses	33,855	16,047		20,438	10,855

GAAP NOI	48,063	22,412		23,200	12,334
Cash NOI	44,095	20,558		20,953	11,125

Interest	11,175	5,038		8,964	4,730
Depreciation and amortization	13,683	6,540		7,432	3,953

Net Income	23,205	10,834	references page 16	6,804	3,651

Plus: Real Estate Depreciation	12,288	5,780	references page 21	6,485	3,438
Plus: Management & Leasing Fees	—	—	116	—	—	50
Funds From Operations	35,493	16,614		13,289	7,089

FAD Adjustments:
Plus: Non Real Estate Depreciation	1,395	760		947	515
Plus: 2% Allowance for S/L Tenant Credit Loss	560	259		265	164
Less: Net FAS 141 Adjustment	(488)	(230)
Less: Free and S/L Rent	(4,528)	(2,112)		(2,512)	(1,349)
Less: Second Cycle Tenant Improvement,	(2,071)	(1,085)		(839)	(430)
Less: Second Cycle Leasing Commissions	(1,121)	(588)		(199)	(100)
Less: Recurring Capex	(425)	(209)		(87)	(45)
FAD Adjustment	(6,678)	(3,205)		(2,425)	(1,245)

Operating Expense to Real Estate Revenue, net	23.87%	24.10%		28.00%	28.00%
GAAP NOI to Real Estate Revenue, net	58.93%	58.58%		53.03%	53.05%
Cash NOI to Real Estate Revenue, net	54.07%	53.73%		47.89%	47.85%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

($000’s omitted)

	Series C Preferred Stock	Series D Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Income/(Loss)	TOTAL

Balance at December 31, 2002	0	0	304	592,585	50,058	(5,562)	(10,740)	626,645

Net Income					98,159			98,159
Preferred Dividend and Accretion					(7,712)			(7,712)
Exercise of employee stock options			3	7,589				7,592
Stock based compensation - fair value				632				632
Cash distributions declared ($1.895 per common share)					(61,539)			(61,539)
Comprehensive Income - Unrealized gain of derivative instruments							9,779	9,779
Dividend reinvestment plan			1	3,650				3,651
Redemption of operating partnership units			3	5,699				5,702
Conversion of preferred stock			47	112,059				112,106
Net proceeds from preffered stock offering	151,981							151,981
Deferred compensation plan			2	6,668		(6,670)		—
Amortization of deferred compensation						3,786		3,786
Balance at December 31, 2003	151,981	—	360	728,882	78,966	(8,446)	(961)	950,782

Net Income					67,786			67,786
Preferred Dividend					(6,446)			(6,446)
Exercise of employee stock options			4	9,214				9,218
Stock based compensation fair value				519				519
Cash distributions declared ($1.00 per common share)					(38,615)			(38,615)
Comprehensive Income - Unrealized gain of derivative instruments							7,298	7,298
Dividend reinvestment plan			1	2,585				2,586
Redemption of operating partnership units			1	1,911				1,912
Net proceeds from issuance of common stock			18	73,617				73,635
Net proceeds from preferred stock offering		58,873						58,873
Deferred compensation plan			3	14,093		(14,096)		—
Amortization of deferred compensation						5,491		5,491
Balance at June 30, 2004	151,981	58,873	387	830,821	101,691	(17,051)	6,337	1,133,039

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares
Share Count at December 31, 2003	36,015,791	2,305,955	—	38,321,746	—	38,970,199

YTD share activity	2,676,085	(81,250)	—	2,594,835	—	2,594,835
Share Count at June 30, 2004 - Basic	38,691,876	2,224,705	—	40,916,581	—	40,916,581

Dilution Factor	(384,024)	30,547	1,651,988	1,298,511		1,298,511
Weighted Average Share Count at June 30, 2004 - Diluted	38,307,852	2,255,252	1,651,988	42,215,092	—	42,215,092

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited

($000’s omitted - except per share data)

		Three Months Ended			Three Months Ended		Six Months Ended
		Jun-04	Jun-03%		Mar-04%		Jun-04	Jun-03%
Funds from operations
Net Income before Minority Interests and Items		29,462	18,418	60%	19,898	48%	49,360	36,269	36%

Add:	Depreciation and Amortization	13,318	11,573	15%	13,048	2%	26,366	22,163	19%
	FFO from Discontinued Operations	—	1,333	-100%	—	0%	—	3,517	-100%
	FFO adjustment for Joint Ventures	5,780	3,438	68%	6,000	-4%	11,780	6,825	73%
Less:	Dividends on Convertible Preferred Shares	—	2,300	-100%	—	0%	—	4,600	-100%
	Dividends on Perpetual Preferred Shares	3,446	—	0%	3,000	15%	6,446	—	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	968	886	9%	956	1%	1,924	2,371	-19%
	Funds From Operations - Basic	44,146	31,576	40%	34,990	26%	79,136	61,804	28%

	Funds From Operations - Basic per Share	1.08	0.94	15%	0.87	24%	1.95	2.00	-2%

Add:	Dividends on Convertible Preferred Shares	—	2,300	-100%	—	0%	—	4,600	-100%
	Funds From Operations - Diluted	44,146	33,876	30%	34,990	26%	79,136	66,404	19%

	Funds From Operations - Diluted per Share	1.04	0.87	20%	0.83	25%	1.87	1.72	9%

Funds Available for Distribution
FFO		44,146	33,876	30%	34,990	26%	79,136	66,404	19%

Add:	Non Real Estate Depreciation	968	886	9%	956	1%	1,924	2,371	-19%
	Allowance for S/L tenant credit loss	451	367	23%	939	-52%	1,390	776	79%
	Straight-line Ground Rent	160	160	0%	160	0%	320	320	0%
	Non-cash Deferred Compensation	591	616	-4%	4,900	-88%	5,491	1,232	346%
Less:	FAD adjustment for Joint Ventures	3,205	1,245	157%	3,561	-10%	6,766	4,686	44%
	FAD adjustment for Discontinued Operations	—	130	-100%	—	0%	—	280	-100%
	Straight-line Rental Income	2,201	2,180	1%	1,863	18%	4,064	3,556	14%
	Net FAS 141 Adjustment	104	93	12%	101	3%	205	93	120%
	Free Rent - Occupied (Net of Amortization, incl. First Cycle)	419	530	-21%	383	9%	802	1,114	-28%
	Amortization of Mortgage Investment Discount	17	40	-57%	44	-61%	61	122	-50%
	Second Cycle Tenant Improvements	6,680	5,704	17%	6,952	-4%	13,632	7,164	90%
	Second Cycle Leasing Commissions	2,395	1,697	41%	5,240	-54%	7,635	3,153	142%
	Revenue Enhancing Recurring CAPEX	167	137	21%	62	169%	229	312	-27%
	Non- Revenue Enhancing Recurring CAPEX	744	886	-16%	317	135%	1,061	1,249	-15%

Funds Available for Distribution		30,384	23,263	31%	23,422	30%	53,806	49,374	9%
	Diluted per Share	0.72	0.60	20%	0.56	28%	1.27	1.28	-1%
First Cycle Leasing Costs
	Tenant Improvement	144	2,304	-94%	48	199%	192	2,304	-92%
	Leasing Commissions	—	261	-100%	—	0%	—	261	-100%

Funds Available for Distribution after First Cycle Leasing Costs		30,240	20,698	47%	23,374	29%	53,614	46,809	15%

Funds Available for Distribution per Diluted Weighted Average
Unit and Common Share		0.71	0.53	35%	0.56	28%	1.27	1.22	5%

Redevelopment Costs		1,203	3,712	-68%	876	37%	2,079	4,347	-52%

Payout Ratio of Funds From Operations		48.09%	53.29%		60.03%		53.34%	53.94%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		69.87%	77.59%		89.68%		78.46%	72.54%

SELECTED FINANCIAL DATA

Capitalization Analysis

Unaudited

($000’s omitted)

	June 30,		March 31,	December 31,
	2004	2003	2004	2003
Market Capitalization
Common Equity:
Common Shares Outstanding	38,692	31,173	38,551	36,016
OP Units Outstanding	2,225	2,306	2,225	2,306
Total Common Equity (Shares and Units)	40,917	33,479	40,776	38,322
Share Price (End of Period)	46.80	34.89	47.70	41.05
Equity Market Value	1,914,902	1,168,094	1,945,017	1,573,114
Preferred Equity at Liquidation Value:	218,750	115,000	157,500	157,500
Real Estate Debt
Property Level Mortgage Debt	514,180	620,530	515,018	515,871
Company’s portion of Joint Venture Mortgages	496,542	396,047	489,940	473,558
Outstanding Balance on - Term Loans	300,000	100,000	367,410	367,578
Outstanding Balance on – Secured Credit Lines	104,900	7,000	100,000	66,000
Outstanding Balance on – Unsecured Credit Line	—	35,000	78,000	170,000
Total Combined Debt	1,415,622	1,158,577	1,550,368	1,593,007
Total Market Cap (Debt & Equity)	3,549,274	2,441,671	3,652,885	3,323,621
Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	4,000	5,000	4,000	4,000
Outstanding Balance	—	35,000	78,000	170,000
Net Line Availability	296,000	260,000	218,000	126,000
Term Loans
Maximum Available	300,000	200,000	367,410	367,578
Outstanding Balance	300,000	100,000	367,410	367,578
Net Availability	—	100,000	—	—
Secured Lines of Credit
Maximum Line Available	143,900	75,000	125,000	75,000
Outstanding Balance	104,900	7,000	100,000	66,000
Net Line Availability	39,000	68,000	25,000	9,000
Maximum availability under Lines of Credit & Term Loans	335,000	428,000	243,000	135,000
Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	30.11%	37.28%	33.53%	39.28%
Debt to Gross Real Estate Book Ratio (1)	59.95%	57.92%	71.48%	81.21%
Secured Real Estate Debt to Secured Assets Gross Book (1)	74.63%	69.89%	76.00%	76.59%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	29.66%	31.85%	56.77%	56.92%
Secured Line of Credit to Structured Finance Assets (1)	39.69%	5.58%	36.16%	30.14%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	39.88%	47.45%	42.44%	47.93%
Debt to Gross Real Estate Book Ratio (1)	55.54%	60.48%	61.84%	114.45%
Secured Debt to Secured Assets Gross Book (1, 2)	60.30%	68.34%	59.84%	146.89%

(1)  Excludes property level capital obligations.

(2) Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA

Property NOI and Coverage Ratios

Unaudited

($000’s omitted)

		Three Months Ended				Three Months Ended			Six Months Ended
		Jun-04	Jun-03	+/-%		Mar-04	+/-%		Jun-04	Jun-03	+/-%
Funds from operations		44,146	31,576	12,570	40%	34,990	9,156	26%	79,136	61,804	17,332	28%

Less:	Non – Building Revenue	19,498	7,723	11,775	152%	20,685	(1,187)	-6%	40,183	17,320	22,863	132%

Plus:	Interest Expense (incl. Capital Lease Int.)	14,740	11,966	2,774	23%	14,989	(249)	-2%	29,729	22,271	7,458	33%
	Non Real Estate Depreciation	968	886	82	9%	956	12	1%	1,924	2,349	(425)	-18%
	MG&A Expense	4,467	2,804	1,663	59%	10,903	(6,435)	-59%	15,370	5,990	9,380	157%
	Preferred Dividend	3,446	2,300	1,146	50%	3,000	446	15%	6,446	4,600	1,846	40%
	GAAP NOI	48,269	41,809	6,460	15%	44,153	4,116	9%	92,422	79,694	12,728	16%

Non-cash adjustments
Less:	Free Rent (Net of Amortization)	1,025	411	614	149%	886	139	16%	1,911	1,635	276	17%
	Net FAS 141 Adjustment	334	93	241	259%	292	42	14%	626	93	533	573%
	Straightline Revenue Adjustment	3,708	3,239	469	14%	3,428	280	8%	7,136	5,780	1,356	23%

Plus:	Allowance for S/L tenant credit loss	710	367	343	93%	939	(229)	-24%	1,649	776	873	112%
	Ground Lease Straight-line Adjustment	160	160	—	0%	160	—	0%	320	320	—	0%
	Cash NOI	44,072	38,593	5,479	14%	40,646	3,427	8%	84,718	73,282	11,436	16%

	Real Estate Revenue, net	74,410	72,157	2,253	3%	72,368	2,042	3%	146,778	136,671	10,107	7%

Components of debt and fixed charges
	Interest on Fixed Rate Loans	12,679	7,663	5,016	65%	11,211	1,468	13%	23,890	13,894	9,996	72%
	Interest on Floating Rate Loans	2,061	4,303	(2,242)	-52%	3,778	(1,717)	-45%	5,839	8,377	(2,538)	-30%
	Fixed Amortization Principal Payments	908	1,005	(97)	-10%	1,068	(160)	-15%	1,976	1,935	41	2%
	Total Debt Service	15,648	12,971	2,677	21%	16,057	(409)	-3%	31,705	24,206	7,499	31%

	Payments under Ground Lease Arrangements	3,706	3,106	600	19%	3,706	—	0%	7,412	6,110	1,302	21%
	Dividends on redeemable/convertible preferred shares	—	2,300	(2,300)	-100%	—	—	0%	—	4,600	(4,600)	-100%
	Dividends on perpetual preferred shares	3,446	—	3,446	0%	3,000	446	15%	6,446	—	6,446	0%
	Total Fixed Charges	22,800	18,377	4,423	24%	22,763	37	0%	45,563	34,916	10,647	30%

Adjusted EBITDA		63,399	46,867			59,035			122,434	90,562
Interest Coverage Ratio		4.30	3.92			3.94			4.12	4.07
Debt Service Coverage ratio		4.05	3.61			3.68			3.86	3.74
Fixed Charge Coverage ratio		2.78	2.55			2.59			2.69	2.59

SELECTED FINANCIAL DATA

2004 Same Store

Unaudited

($000’s omitted)

		Three Months Ended June 30,				Three Months Ended March 31,
		2004	2003	+/-%		2004	+/-%
Revenues
	Rental Revenue	48,660	46,535	2,125	5%	47,540	1,120	2%
	Credit Loss	(334)	(408)	74	-18%	(831)	495	-60%
	Signage Rent	52	386	(334)	-86%	50	2	4%
	Escalation & Reimbursement Revenues	7,987	8,504	(517)	-6%	7,864	123	2%
	Investment & Other Income	103	295	(192)	-65%	142	(39)	-28%
	Total Revenues	56,468	55,312	1,156	2%	54,765	1,703	3%
Expenses
	Operating Expense	14,609	14,426	184	1%	15,804	(1,196)	-8%
	Ground Rent	3,159	3,159	(0)	0%	3,159	0	0%
	Real Estate Taxes	9,308	8,815	493	6%	9,306	2	0%
		27,076	26,400	676	3%	28,269	(1,193)	-4%

	EBITDA	29,392	28,912	481	2%	26,496	2,896	11%

	Interest	5,960	7,283	(1,323)	-18%	6,305	(345)	-5%
	Depreciation & Amortization	9,349	8,472	877	10%	9,245	104	1%

	Income Before Minority Interest	14,083	13,157	926	7%	10,946	3,137	29%
Plus:	Real Estate Depreciation & Amortization	9,198	8,199	999	12%	9,072	126	1%

	FFO	23,281	21,356	1,925	9%	20,018	3,263	16%

Less:	Non – Building Revenue	90	71	19	26%	125	(35)	-28%

Plus:	Interest Expense	5,960	7,283	(1,323)	-18%	6,305	(345)	-5%
	Non Real Estate Depreciation	151	273	(122)	-45%	174	(23)	-13%
	GAAP NOI	29,302	28,841	461	2%	26,372	2,930	11%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	496	258	238	92%	461	35	8%
	Straightline Revenue Adjustment	1,339	1,391	(52)	-4%	1,063	276	26%

Plus:	Allowance for S/L tenant credit loss	334	408	(74)	-18%	831	(495)	-60%
	Ground Lease Straight-line Adjustment	160	159	1	0%	160	—	0%
	Cash NOI	27,961	27,759	202	1%	25,839	2,122	8%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	51.67%	51.83%			47.54%
	Cash NOI to Real Estate Revenue, net	49.30%	49.88%			46.58%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	57.24%	57.51%			53.24%
	Cash NOI before Ground Rent/Real Estate Revenue, net	54.59%	55.27%			51.99%

DEBT SUMMARY SCHEDULE

Unaudited

($000’s omitted)

	Principal O/S Outstanding 6/30/2004	Coupon	Fixed Annual Payment	2004 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	75,864	8.29%	7,058	717	10/11/2007	72,320	—	Oct-03
673 First Avenue	35,000	5.67%	1,985	—	2/20/2013	29,863	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,133	7.90%	2,453	387	5/1/2009	12,196	—	Apr-03
711 Third Avenue	47,823	8.13%	4,444	434	9/10/2005	47,247	—	Jun-04
220 E 42nd Street	210,000	5.23%	11,360	—	11/1/2013	175,299	—	Dec-06
420 Lexington Avenue	120,360	8.44%	12,563	1,871	11/1/2010	104,406	—	Open
	514,180	6.86%	39,863	3,409		441,331

Secured fixed Rate Debt-Other
Wells Fargo Unsecured Term Loan (Libor + 150 bps) (1)	100,000	3.83%	3,830	—	12/29/2008	100,000	—	Dec-04
Secured Credit Facilities - hedged (2)	70,000	7.80%	—	—	12/26/2006	—	—	Nov-04
	170,000	5.46%	3,830	—		100,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 170bps) (3)	200,000	5.06%	10,119	—	6/1/2008	200,000	—	Nov-05
	200,000	5.06%	10,119	—		200,000

Total Fixed Rate Debt/Wtd Avg	884,180	6.19%	53,812	3,409		741,331

Floating rate Debt

Secured floating rate debt
Secured Credit Facilities - unhedged (Libor + 170bps)(4)	34,900	2.72%	—	—	12/22/2006	—	—	Open
Total Floating Rate Secured Debt/Wtd Avg	34,900	2.72%	—	—		—

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 170 bps)	—	0.00%	—	—	3/20/2006	—	—	Open
Total Floating Rate Unsecured Debt/Wtd Avg	—	0.00%	—	—		—
Total Floating Rate Debt Outstanding	34,900	2.72%				—
Total Debt/Wtd Avg	919,080	6.05%				741,331

Weighted Average Balance & Interest Rate	971,925	5.86%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	45,000	22,455	4.57%	—	—	7/9/2008	21,297	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bps) (5)	85,000	46,750	6.53%	5,551	—	10/1/2004	46,750	10/1/2006	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	2.01%	—	—	12/29/2006	78,750	—	Dec-04
1515 Broadway (Libor + 90 bps) (6)	425,000	233,750	3.84%	—	—	7/9/2006	233,750	—	Open
19 W 44th Street (Libor + 270bps)	47,000	16,450	4.39%	—	—	9/1/2005	16,450	—	Open
1 Park Avenue	238,500	39,830	5.80%	—	—	5/11/2006	39,830	—	Open
100 Park Avenue JV	117,350	58,557	8.00%	10,743	1,010	9/1/2010	53,637	—	Open

Total Joint Venture Debt/Wtd Avg	1,132,850	496,542	4.50%	16,294	1,010		490,463

Weighted Average Balance & Interest Rate with SLG JV debt		1,479,083	5.35%

(1) There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2) This represents a collar which is hedging the secured credit facility at a LIBOR rate of 6.10% through November 4, 2004.

(3) WF term loan consists of three tranches all of which mature in June 2008. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, and 3.95% on $65mm.

(4) Secured credit facilities includes $18.9mm which is secured by a structured finance loan which matures in December 2004 and accrues interest expense at 200bps +Libor.Interest rate represents weighted interest rate between two facilities.

(5) Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.

(6) Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green’s share of debt.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement  (REIT)

($000’s omitted)

Property	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,108	3,304	3,304	14,234	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,252	2032
461 Fifth Avenue	1,787	1,787	894	—	—	2006	(6)
Total	13,769	13,867	13,170	12,276	15,486

Capitalized Lease
673 First Avenue	1,290	1,322	1,416	1,416	16,328	2037

(1)          Per the balance sheet at June 30, 2004.

(2)          These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)          The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)          Subject to renewal at the Company’s option through 2029.

(5)          Excludes portion payable to SL Green as owner of 50% leasehold.

(6)          The Company has an option to extend the ground lease for 3 successive periods of twenty-one years each followed by a fourth period of fifteen years. The Company also has an option to purchase the ground lease for a fixed price on a specific date.

STRUCTURED FINANCE

($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

6/30/2003	125,518	120,010	12.40%	12.01%	1.08%

Originations/Accretion (1)	70,021
Preferred Equity	—
Redemptions	(27,584)
9/30/2003	167,954	128,030	11.27%	11.35%	1.05%

Originations/Accretion (1)	1,955
Preferred Equity	59,380
Redemptions	(10,300)
12/31/2003	218,989	169,393	11.53%	11.91%	1.12%

Originations/Accretion (1)	80,020
Preferred Equity	(7,044)
Redemptions	(15,426)
3/31/2004	276,538	269,618	12.16%	12.03%	1.09%

Originations/Accretion (1)	117,362
Preferred Equity	(59,400)
Redemptions	(70,204)
6/30/2004	264,296	235,153	10.19%	10.10%	1.37	%(2)

(1)          Accretion includes original issue discounts and compounding investment income.

(2)          At quarter end $110mm of assets have fixed index rates. The weighted average base rate is 2.57%.

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield

Junior Mortgage Participation	$129,730	$951,000	$214	9.20%	9.16%

Mezzanine Debt	$109,340	$514,000	$156	8.71%	8.57%

Preferred Equity	$25,226	$189,000	$162	11.93%	11.85%

Balance as of 6/30/04	$264,296	$1,654,000	$185	10.19%	10.10%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2)  The weighted average maturity is 4.8 years.

SELECTED PROPERTY DATA

			Usable Sq. Feet	% of Total Sq. Feet	Occupancy (%)					Annualized Rent ($’s)	Annualized Rent		Total Tenants
Properties	Submarket	Ownership			Jun-04	Mar-04	Dec-03	Sep-03	Jun-03		100%	SLG

PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	96.4	95.8	96.0	96.0	97.8	8,411,988	3	2	23
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	89.4	89.4	85.8	91.8	94.7	5,626,164	2	1	27
1372 Broadway	Times Square South	Fee Interest	508,000	3	99.6	99.5	99.5	99.6	99.6	16,187,184	6	4	27
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	97.8	94.3	94.3	94.3	94.3	4,963,524	2	1	22
1466 Broadway	Times Square	Fee Interest	289,000	2	92.7	89.3	89.4	91.3	90.0	10,766,436	4	3	100
17 Battery Place - North	World Trade/ Battery	Fee Interest	419,000	3	100.0	100.0	100.0	100.0	100.0	10,210,716	4	3	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	88.4	87.9	89.1	89.7	91.3	3,435,192	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	71.8	100.0	100.0	100.0	100.0	951,216	0	0	3
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	95.4	88.7	93.0	91.0	7,565,004	3	2	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	89.0	89.4	90.4	94.9	94.9	14,095,824	5	3	94
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	8	98.4	98.2	94.1	97.5	96.2	50,310,264	18	12	265
440 Ninth Avenue	Times Square South	Fee Interest	339,000	3	98.7	100.0	100.0	100.0	98.9	10,442,712	4	3	17
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	88.9	88.4	85.7	94.7	94.5	7,889,604	3	2	24
555 West 57th	Midtown West	Fee Interest	941,000	6	99.8	99.8	99.8	99.9	100.0	24,347,520	9	6	19
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	99.1	99.8	99.8	99.8	99.8	13,219,740	5	3	14
70 West 36th Street	Times Square South	Fee Interest	151,000	1	98.8	98.8	96.8	96.8	96.3	4,112,340	1	1	32
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	98.6	99.2	99.8	99.8	99.8	20,635,800	7	4	18
Subtotal / Weighted Average			6,310,000	41	97.0	96.9	95.8	97.5	97.3	$213,171,228	77	51	751

Adjustments
125 Broad Street	Downtown	Fee Interest	525,000	4	100.0	100.0	100.0	100.0	100.0	16,377,144	6	4	4
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	7	94.5	94.5	94.5	94.5	94.5	35,563,740	13	9	44
461 Fifth Avenue	Grand Central	Leasehold Interest	200,000	1	90.7	97.1	93.9	—	—	11,625,672	4	3	19
Subtotal / Weighted Average			1,860,000	12	95.6	96.3	96.0	96.2	85.9	$63,566,556	23	16	67

Total/ Weighted Average Properties 100% Owned			8,170,000	53	96.7	96.8	95.8	97.3	97.0	$276,737,784	100	67	818

PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	2	82.6	82.7	85.6	87.0	85.7	7,379,784		1	47
1 Park Avenue - 16.7%	Grand Central South	Fee Interest	913,000	6	94.6	94.6	91.1	86.0	85.9	33,187,188		1	16
19 West 44th Street -35%	Grand Central	Fee Interest	292,000	2	86.8	87.4				8,874,492		1	64
1250 Broadway -55%	Penn Station	Fee Interest	670,000	4	94.8	93.1	91.9	91.8	92.6	20,903,676		3	30
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	98.4	98.3	97.6	95.8	95.8	32,356,668		4	40
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	11	96.0	94.8	96.2	95.8	97.0	68,114,027		9	11
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	17	98.8	98.8	98.8	—	—	124,137,209		14	24
Subtotal / Weighted Average			7,274,000	47	96.1	95.7	92.6	92.6	93.0	$294,953,044		33	232

Grand Total/ Weighted Average			15,444,000	100	96.6	96.3	95.8	95.5	95.5	$571,690,828			1,050
Grand Total - SLG share of Annualized Rent										$410,036,087		100

(1)  Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent

Viacom International, Inc.	1515 Broadway	2006, 2008, 2009, 2010, 2013	1,292,059	$60,069,648	$46.49	10.5%	$33,038,306	8.1%
Morgan Stanley & Co. Inc.	1221 Ave. of the Americas	Various	496,249	$31,473,624	$63.42	5.5%	$14,163,131	3.5%
Societe Generale	1221 Ave. of the Americas	Various	486,662	$23,411,832	$48.11	4.1%	$10,535,324	2.6%
The McGraw Hill Companies, Inc.	1221 Ave. of the Americas	Various	443,399	$18,282,660	$41.23	3.2%	$8,227,197	2.0%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	$13,018,428	$31.06	2.3%	$13,018,428	3.2%
Salomon Smith Barney	125 Broad Street	2010	330,900	$10,821,564	$32.70	1.9%	$10,821,564	2.6%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	252,331	$8,052,660	$31.91	1.4%	$4,428,963	1.1%
The City of New York	17 Battery Place	2012	249,854	$6,250,452	$25.02	1.1%	$6,250,452	1.5%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,683,988	$16.17	0.6%	$3,683,988	0.9%
CBS, Inc.	555 West 57th Street	2013	188,583	$5,855,064	$31.05	1.0%	$5,855,064	1.4%
Altria Corp	100 Park Avenue	2007	175,887	$7,456,032	$42.39	1.3%	$3,720,560	0.9%
Columbia House Company	1221 Ave. of the Americas	Various	175,312	$8,084,376	$46.11	1.4%	$3,637,969	0.9%
City University of New York -CUNY	555 West 57th Street	2010, 2011, & 2015	171,733	$5,124,168	$29.84	0.9%	$5,124,168	1.2%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$6,073,668	$36.07	1.1%	$3,030,760	0.7%
Segal Company	1 Park Avenue	2009	157,947	$6,080,736	$38.50	1.1%	$3,344,405	0.8%
Sonnenschein, Nath, & Rosenthal	1221 Ave. of the Americas	Various	147,997	$6,954,168	$46.99	1.2%	$3,129,376	0.8%
New York Presbyterian Hospital	555 West 57th Street & 673 First Ave	2006, 2009, & 2021	140,961	$4,037,952	$28.65	0.7%	$4,037,952	1.0%
The Mt. Sinai & NYU Hospital Centers	1 Park Avenue	2013 & 2015	140,600	$5,046,288	$35.89	0.9%	$842,730	0.2%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$4,098,912	$30.43	0.7%	$4,098,912	1.0%
Tribune Newspaper	220 East 42nd Street	2010	134,208	$4,039,584	$30.10	0.7%	$4,039,584	1.0%
St. Luke’s Roosevelt Hospital	555 West 57th Street	2014	134,150	$3,466,056	$25.84	0.6%	$3,466,056	0.8%
Ross Stores	1372 Broadway	2010	126,001	$3,562,140	$28.27	0.6%	$3,562,140	0.9%
JP Morgan Chase Bank	1221 Ave. of the Americas	Various	105,008	$3,073,884	$29.27	0.5%	$1,383,248	0.3%
Fahenstock & Co., Inc.	125 Broad Street	2013	103,991	$6,342,348	$60.99	1.1%	$6,342,348	1.5%
Minskoff/Nederlander JV (1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.0%	$115,500	0.0%

TOTAL			6,506,254	$254,570,232	$39.13	44.5%	$159,898,125	39.0%

Wholly Owned Portfolio + Allocated JV Properties			15,444,000	$571,690,828	$37.02		$410,036,087

(1) Minskoff/Nederlander JV pays percentage rent.

SECOND QUARTER 2004 - LEASING ACTIVITY

Available Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)
Vacancy at 3/31/04			574,532

Expiring Space
Office
	317 Madison Avenue	5	8,765	10,726	30.87
	461 Fifth Avenue	2	12,934	12,934	41.91
	180 Madison Avenue	5	19,544	24,306	25.49
	100 Park Avenue	4	16,194	20,785	37.53
	286 Madison	4	8,468	8,468	31.18
	1414 Sixth Avenue	4	4,523	4,827	50.03
	673 First Avenue	3	80,700	80,700	40.14
	1140 Sixth Avenue	2	5,154	7,042	28.02
	1372 Broadway	1	369	504	26.19
	19 West 44th Street	8	9,678	9,929	35.63
	1221 Sixth Avenue	1	279	279	42.44
	711 Third Avenue	1	2,886	2,886	2.65
	440 Ninth Avenue	1	34,262	22,500	32.34
	1466 Broadway	10	6,085	7,607	40.36
	420 Lexington Avenue	7	5,947	7,113	30.50
	Total/Weighted Average	58	215,788	220,606	35.95
Retail
	290 Madison	1	10,389	11,017	46.85
	220 East 42nd Street	1	298	298	137.94
	Total/Weighted Average	2	10,687	11,315	49.25
Storage
	1515 Broadway	1	640	640	20.00
	220 East 42nd Street	1	334	334	21.07
	461 Fifth Avenue	1	840	840	24.92
	1466 Broadway	2	809	883	18.00
	Total/Weighted Average	5	2,623	2,697	21.01
Move Outs
Office
	180 Madison Avenue	3	2,973	3,218	41.78
	1250 Broadway	1	820	1,202	54.58
	1414 Sixth Avenue	1	2,309	3,251	41.60
	1372 Broadway	2	3,915	3,915	25.66
	1466 Broadway	4	4,483	4,926	41.06
	420 Lexington Avenue	5	9,169	12,267	44.91
	Total/Weighted Average	16	23,669	28,779	41.31

Storage
	317 Madison	1	978	1,036	13.00
	Total/Weighted Average	1	978	1,036	13.00
Relocating Tenants
Office
	317 Madison	1	7,635	7,635	41.16
	420 Lexington Avenue	1	1,792	2,722	36.50
	Total/Weighted Average	2	9,427	10,357	39.94
Available Space
Office		76	248,884	259,742	36.69
Retail		2	10,687	11,315	49.25
Storage		6	3,601	3,733	18.79
	Total	84	263,172	274,790	36.97
Available Space			837,704

(1) Escalated Rent is calculated as Total Annual Income less Electric Charges.

Leased Space

			Term			New Cash Rent /	Prev. Escalated Rent/	T.I /	Free Rent
Activity Type	Building Address	# of Leases	(Yrs)	Usable SF	Rentable SF	Rentable SF*	Rentable SF**	Rentable SF	# of Months

Available Space as 6/30/04				837,704

Renewing Tenants
Office
	317 Madison	3	6.7	6,048	9,097	30.67	28.28	7.74	1.0
	100 Park Avenue	2	5.0	2,668	3,691	39.36	36.38	—	2.0
	286 Madison Avenue	1	5.0	1,375	1,375	28.00	29.51	10.46	—
	673 First Avenue	1	10.0	40,000	40,000	35.31	35.31	15.00	—
	19 West 44th Street	1	0.8	326	496	35.00	42.50	—	—
	1466 Broadway	1	1.0	267	267	40.45	41.85	—	1.0
	Total/Weighted Average	9	8.9	50,684	54,926	34.65	34.17	12.47	0.3

Relocating Tenants
Office
	317 Madison Avenue	1	5.8	858	1,278	39.51	40.22	5.09	—
	420 Lexington Avenue	1	7.0	2,720	3,886	36.50	39.61	31.71	—
	Total/Weighted Average	2	6.7	3,578	5,164	37.24	39.76	25.12	—

New Tenants Replacing Old Tenants
Office
	317 Madison Avenue	2	10.2	4,560	6,895	25.52	17.56	20.90	3.5
	180 Madison	3	10.3	8,123	10,271	25.82	26.61	33.31	5.1
	100 Park Avenue	4	6.0	14,384	19,699	38.10	33.17	29.70	2.7
	1250 Broadway	3	8.6	11,938	17,399	33.00	27.77	32.70	4.8
	286 Madison Avenue	1	10.0	5,058	5,353	29.00	29.29	20.57	2.0
	292 Madison Avenue	1	7.0	8,113	10,536	31.00	26.84	53.53	1.0
	1414 Sixth Avenue	3	5.2	6,169	8,889	37.61	35.66	30.66	0.9
	470 Park Avenue South	1	1.3	1,261	1,840	33.00	30.00	—	—
	673 First Avenue	2	11.9	37,882	38,880	26.45	45.15	16.72	—
	1372 Broadway	3	4.3	4,189	4,306	41.13	25.68	0.17	0.1
	440 Ninth Avenue	1	5.3	7,500	9,500	20.00	35.08	—	3.0
	1466 Broadway	5	2.0	6,756	9,900	24.45	31.49	11.22	0.6
	420 Lexington Avenue	8	5.6	12,115	16,593	32.39	41.91	37.42	1.5
	Total/Weighted Average	37	7.9	128,048	160,061	30.10	34.67	24.80	1.9
Retail
	1515 Broadway	1	18.0	6,564	6,703	108.16	77.69	—	12.0
	220 East 42nd Street	1	10.0	298	298	120.00	137.94	—	—
	Total/Weighted Average	2	17.7	6,862	7,001	108.66	80.25	15.95	11.5
Storage
	220 East 42nd Street	1	10.0	334	337	22.50	21.07	—	—
	Total/Weighted Average	1	10.0	334	337	22.50	21.07	—	—
	Total/Weighted Average Office	48	8.1	182,310	220,151	31.40	34.66	21.73	1.4
	Total/Weighted Average Retail	2	17.7	6,862	7,001	108.66	80.25	0.0	11.5
	Total/Weighted Average Storage	1	10.0	334	337	22.50	21.07	0.0	0.0

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

New Tenants Replacing Vacancies
Office
	1515 Broadway	1	6.0	13,557	14,164	40.00	—	27.41	6.0
	180 Madison Avenue	1	3.0	603	887	38.00	—	5.00	1.0
	286 Madison Avenue	1	3.0	588	840	28.00	—	48.04	1.0
	1140 Sixth Avenue	1	5.0	3,010	4,569	35.00	—	42.42	0.5
	19 West 44th Street	1	7.0	2,626	2,626	34.00	—	11.00	3.0
	1466 Broadway	5	6.8	9,528	13,928	29.27	—	33.12	1.2
	Total/Weighted Average	10	6.1	29,912	37,014	34.60	—	30.18	3.1
Storage
	317 Madison Avenue	1	2.8	1,253	1,924	7.00	—	—
	Total/Weighted Average	1	2.8	1,253	1,924	7.00	—	—	—
Leased Space									—
Office		58	7.8	212,222	257,165	31.86	34.66	22.95	1.7
Retail		2	17.7	6,862	7,001	108.66	80.25	—	11.5
Storage		1	3.8	1,587	2,261	9.31	21.07	—	—
	Total	61	8.1	220,671	266,427	33.69	36.06	22.15	1.9

Sold Vacancies
Sub-Total Available Space @ 6/30/04				617,033

Holdover Tenants
Office
	317 Madison	2		2,717	2,717	27.17	27.17	—	—
	180 Madison Avenue	4		13,350	16,631	25.34	25.34	—	—
	286 Madison Avenue	1		2,035	2,035	32.76	32.76	—	—
	1414 Ave of Americas	4		4,523	4,827	50.03	50.03	—	—
	1140 Sixth Avenue	1		3,398	4,424	27.64	27.64	—	—
	1372 Broadway	1		369	504	26.19	26.19	—	—
	19 West 44th Street	3		4,899	4,899	27.09	27.09	—	—
	1221 Ave of Americas	1		279	279	42.44	42.44	—	—
	440 Ninth Avenue	1		19,742	22,500	32.34	32.34	—	—
	1466 Broadway	6		3,877	4,860	38.34	38.34	—	—
	420 Lexington Avenue	6		4,615	5,464	29.18	29.18	—	—
		30		59,804	69,140	31.19	31.19	—	—

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Storage
	1515 Broadway	1		640	640	20.00	20.00	—	—
	461 Fifth Avenue	1		840	840	24.92	24.92	—	—
	1466 Broadway	2		809	883	18.00	18.00	—	—
		4		2,289	2,363	21.00	21.00	—	—

Total Available Space @ 6/30/04				554,940

Early Renewals
Office
	317 Madison	2	5.3	1,183	1,741	31.00	28.13	7.69	—
	220 East 42nd Street	1	12.0	22,089	29,928	39.00	25.00	25.00	—
	180 Madison	1	7.6	11,148	14,373	30.45	24.83	7.50	—
	70 West 36th Street	1	5.0	1,827	2,722	25.00	27.65	—	—
	1140 Sixth Avenue	1	7.0	5,599	5,714	35.00	39.19	16.73	—
	1466 Broadway	1	5.0	2,015	2,963	36.00	39.66	20.00	1.0
	420 Lexington	5	9.3	18,152	27,124	31.58	28.56	0.91	1.7
		12	9.4	62,013	84,565	34.18	27.73	12.40	0.6

Retail

	461 Fifth Avenue	1	10.0	1,751	1,850	150.00	118.00	—	—
		1	10.0	1,751	1,850	150.00	118.00	—	—

Storage

	220 East 42nd Street	1	12.0	3,658	3,658	19.50	20.00	—	—
		1	12.0	3,658	3,658	19.50	20.00	—	—

Renewals
	Expired/Renewed Office	9	8.9	50,684	54,926	34.65	34.17	12.47	0.3
	Early Renewals Office	12	9.4	62,013	84,565	34.18	27.73	12.40	0.6
	Early Renewals Retail	1	10.0	1,751	1,850	150.00	118.00	—	—
	Early Renewals Storage	1	12.0	3,658	3,658	19.50	20.00	—	—
	Total	23	9.3	118,106	144,999	35.46	31.13	11.96	0.5

* Annual Base Rent

** Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS

Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2004 Weighted Average Asking Rent $/psf

In 1st Quarter 2004*	19	23,688	0.48%	$752,580	$31.77	$35.46
In 2nd Quarter 2004*	15	105,794	1.29%	$3,826,188	$36.17	$32.48
In 3rd Quarter 2004	36	153,453	1.87%	$4,730,328	$30.83	$35.00
In 4th Quarter 2004	35	111,397	1.36%	$3,697,164	$33.19	$33.39
Total 2004	105	394,332	4.83%	$13,006,260	$32.98	$33.90

In 1st Quarter 2005	45	136,732	1.67%	$5,954,256	$43.55	$45.18
In 2nd Quarter 2005	34	86,896	1.06%	$3,161,640	$36.38	$35.03
In 3rd Quarter 2005	35	153,436	1.87%	$4,856,232	$31.65	$34.53
In 4th Quarter 2005	28	170,367	2.08%	$5,554,728	$32.60	$34.15
Total 2005	142	547,431	6.70%	$19,526,856	$35.67	$37.16

2006	108	595,384	7.29%	$20,108,832	$33.77	$33.90
2007	101	360,919	4.42%	$13,837,752	$38.34	$37.60
2008	105	636,751	7.79%	$22,961,232	$36.06	$35.09
2009	63	650,800	7.97%	$23,152,284	$35.58	$34.44
2010	63	1,527,602	18.70%	$52,350,888	$34.27	$34.95
2011	31	359,000	4.39%	$15,814,548	$44.05	$36.70
2012	27	765,758	9.37%	$19,594,668	$25.59	$28.88
2013	36	737,475	9.03%	$25,647,768	$34.78	$35.17
Thereafter	71	1,594,915	19.52%	$50,736,696	$31.69	$34.65

	852	8,170,367	100.00%	$276,737,784	$33.87	$34.53

* Includes month to month holdover tenants that expired prior to 6/30/04.

**Tenants may have multiple leases.

**Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS

Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2004 Weighted Average Asking Rent $/psf

In 1st Quarter 2004*	6	15,875	0.23%	$371,484	$23.40	$38.87
In 2nd Quarter 2004*	7	34,712	0.51%	$1,220,069	$35.15	$53.29
In 3rd Quarter 2004	10	150,549	2.20%	$4,115,363	$26.52	$39.74
In 4th Quarter 2004	6	15,556	0.23%	$983,856	$63.25	$66.86
Total 2004	29	216,692	3.16%	$6,690,772	$30.88	$43.79

In 1st Quarter 2005	14	182,198	2.66%	$6,644,832	$36.47	$38.96
In 2nd Quarter 2005	9	164,313	2.40%	$7,756,272	$47.20	$51.06
In 3rd Quarter 2005	6	80,416	1.17%	$1,831,764	$22.78	$47.50
In 4th Quarter 2005	13	28,769	0.42%	$1,071,768	$37.25	$39.57
Total 2005	42	455,696	6.66%	$17,304,636	$37.97	$44.87

2006	35	406,878	5.94%	$12,847,272	$31.58	$38.49
2007	20	483,403	7.06%	$25,252,392	$52.24	$49.26
2008	26	553,937	8.09%	$21,544,068	$38.89	$48.45
2009	23	651,296	9.51%	$27,995,976	$42.99	$44.68
2010	18	1,333,670	19.48%	$58,077,252	$43.55	$46.31
2011	6	170,550	2.49%	$6,948,492	$40.74	$46.71
2012	8	158,759	2.32%	$5,798,352	$36.52	$38.48
2013	8	949,932	13.87%	$47,046,552	$49.53	$55.50
Thereafter	39	1,466,122	21.41%	$65,447,280	$44.66	$52.22

	254	6,846,935	100.00%	$294,953,044	$43.08	$48.27

* Includes month to month holdover tenants that expired prior to 6/30/04.

**Tenants may have multiple leases.

***Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2004	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	98	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	93	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Times Square South	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North			—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	88
	290 Madison Avenue			36,800	86	72
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	98	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	83	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	95	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	89	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	95	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	96	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Fee Interest	Grand Central	200,000	94	91	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	99	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Grand Central	292,000	86	87	$67,000,000

(1) Acquisition price represents gross price for consolidated acquisitions as well as joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01 the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

Supplemental Definitions

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings.  For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired.  Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG’s pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends.  In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported.  Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.”  These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TI’s and LC’s are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space.  Costs incurred prior to leasing available square feet are not included until such space is leased.  Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares.  SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less than JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gerard Nocera

Chief Operating Officer

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Andrew S. Levine

General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Credit Suisse First Boston	TBD	(212) 538-5250	Jay.haberman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
KeyBanc Capital Markets	Frank Greywitt III	(216) 263-4795	fgreywitt@mcdinvest.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 567-2253	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.